EXHIBIT 4.1



55 Water Street, 45th Floor                               Frank A. Ciccotto, Jr.
New York, NY 10041                                             Managing Director
Tel. 212-438-4417                                            E-Business Services
Fax 212-438-7748
frank_ciccotto@standardandpoors.com

                                STANDARD & POOR'S

                     A Division of The McGraw Hill Companies



                                January 18, 2006

Van Kampen Funds Inc.
1221 Avenue of the Americas
New York, New York  10020

The Bank of New York
Unit Investment Trust Dept.
2 Hanson Place, 12th Floor
Brooklyn, New York 11217

                Re: Van Kampen Unit Trusts, Municipal Series 593
             California Insured Municipals Income Trust, Series 241
              Colorado Insured Municipals Income Trust, Series 101
            Virginia Investors' Quality Tax-Exempt Trust, Series 100
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Gentlemen:

     We have examined Registration Statement File No. 333-129793 for the above mentioned trust. We hereby acknowledge that Standard & Poor's Securities Evaluations, Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Standard & Poor's Securities Evaluations, Inc., as evaluator.

     In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

     You are hereby authorized to a file a copy of this letter with the Securities and Exchange Commission.

                                                                Sincerely,

                                                                Frank A Ciccotto
                                                                ----------------
                                                                  Vice President